UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ITT EDUCATIONAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________________
2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________
4)	Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
5)	Total fee paid:
_______________________________________________________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
_______________________________________________________________________________
2)	Form, Schedule or Registration Statement No.:
_______________________________________________________________________________
3)	Filing Party:
_______________________________________________________________________________
4)	Date Filed:
_______________________________________________________________________________

News Release

ITT/ESI Responds to Rohit Chopra Letter

CARMEL, Ind., June 24, 2015 /PRNewswire/ -- Today, Nicole Elam, vice president of government relations and external affairs for ITT Educational Services, issued the following statement in response to a letter from Rohit Chopra, former student loan ombudsman for the Consumer Financial Protection Bureau, to investors dated June 24, 2015.

"Putting aside the troubling fact that Mr. Rohit Chopra is attempting to impact investors of a publicly traded company with information he received while in an official capacity at a U.S. governmental agency, his letter is a perfect example of the myopic view pervading some in D.C. regarding taxpaying educational institutions.  The fact that he would write such a letter to investors days after leaving the Consumer Financial Protection Bureau trumpeting mere allegations against the company demonstrates a personal bias against our institutions and an unwillingness to allow for due process to work, the cornerstone of the U.S. legal system.  Allegations are not facts and we think our investors will not take action based on simple assertions from someone with an ideological axe to grind."

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                           www.ittesi.com
(317) 706-9200